SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 17, 2008
WELWIND ENERGY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

 (former name or former address, if changed since last report)

Delaware	000-26673	98-0207081
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10-20172 113B Avenue Maple Ridge, British Columbia Canada V2X 0Y9
(Address of principal executive offices)

(604) 460-8487
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Welwind Energy International Corp.
From 8-K
Current Report

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 3.02 below.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On January 17, 2008, Welwind Energy International Corporation, a Delaware corporation (the “Company”), closed a $500,000 financing transaction pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), dated January 17, 2008, by and between the Company and Feng Junyi (the “Buyer”).

In exchange for Buyer’s $500,000 investment, the Buyer received from the Company, as consideration for that investment, ten million (10,000,000) shares of the Company’s $.001 par value common stock.

The Company issued those shares to Buyer, a non-U.S. person, pursuant to that exemption from registration as set out in Regulation S of the Securities Act of 1933, as amended (the “Act”). The shares issued to the Buyer were not registered pursuant to the Act, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act.

ITEM 8.01. OTHER EVENTS

On January 17, 2008, at a meeting of the Board of Directors, the Company passed a resolution announcing that it had decided to terminate its relationship with its transfer agent, Select Fidelity Transfer Services Ltd. At that same meeting, the Company appointed Wall Street Transfer Agents Inc. as their new transfer agent, effective immediately.

Wall Street’s address and contact information is as follows:

Wall Street Transfer Agents Inc.
101-5521 192nd Street,
Surrey, British Columbia  V3S 8E5
Canada
Tel: 778.571.0277
Fax: 778.571.0877
Toll Free: 1.866.455.9782

Pursuant to Form 8-K, General Instructions F, the registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Exhibit No.	Description
Exhibit 10.1	Stock Purchase Agreement, dated January 17, 2008, by and between the Company and Feng Junyi.
Exhibit 99.1	Press Release dated January 17, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Welwind Energy International Corp.

Dated: January 22, 2008	By:	/s/ Tammy-Lynn McNabb
Name: Tammy Lynn McNabb
Title: CEO and President